                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-81361 of Citizens Bancorp, Inc. on Form S-8 of our report, dated January 14, 2005, appearing in this Annual Report on Form 10-K of Citizens Bancorp for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP

Tacoma, Washington
March 24, 2005